EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned officers and/or directors of Sunoco, Inc., a Pennsylvania corporation, do and each of them does, hereby constitute and appoint Thomas W. Hofmann, Michael S. Kuritzkes and Joseph P. Krott, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him or her and in his or her name, place and stead, to sign the Sunoco, Inc. Form 10-K for the year ending December 31, 2003 and any and all future amendments thereto; and to file said Form 10-K and any such amendments with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 4th day of March, 2004.

/s/ ROBERT J. DARNALL	/s/ ROBERT D. KENNEDY
Robert J. Darnall	Robert D. Kennedy
Director	Director

/s/ JOHN G. DROSDICK	/s/ JOSEPH P. KROTT
John G. Drosdick	Joseph P. Krott
Chairman, Chief Executive Officer,	Comptroller
President and Director	(Principal Accounting Officer)
(Principal Executive Officer)

/s/ URSULA F. FAIRBAIRN	/s/ RICHARD H. LENNY
Ursula F. Fairbairn	Richard H. Lenny
Director	Director

/s/ THOMAS P. GERRITY	/s/ NORMAN S. MATTHEWS
Thomas P. Gerrity	Norman S. Matthews
Director	Director

/s/ ROSEMARIE B. GRECO	/s/ R. ANDERSON PEW
Rosemarie B. Greco	R. Anderson Pew
Director	Director

/s/ THOMAS W. HOFMANN	/s/ G. JACKSON RATCLIFFE
Thomas W. Hofmann	G. Jackson Ratcliffe
Senior Vice President and	Director
Chief Financial Officer
(Principal Financial Officer)

/s/ JAMES G. KAISER	/s/ JOHN W. ROWE
James G. Kaiser	John W. Rowe
Director	Director